                                                                  Exhibit (a)(5)

               NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION.

                            FOREVER ENTERPRISES, INC.
                          NOTICE OF GUARANTEED DELIVERY
                            OF SHARES OF COMMON STOCK
                                 RELATING TO THE
                           OFFER TO PURCHASE FOR CASH
                         ALL SHARES OF ITS COMMON STOCK
                      HELD BY HOLDERS OF 10 OR FEWER SHARES

         This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

     a) certificates for shares of common stock (the "Shares") of Forever Enterprises, Inc. are not immediately available; or

     b) time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in "Terms of the Offer - Expiration and Extension of the Tender Offer; Amendment" section of the Offer to Purchase, as defined below).

         This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, overnight courier, telegram or facsimile transmission to the Depositary by the Expiration Date. See "Terms of the Offer - Procedure for Tendering Shares" in the Offer to Purchase.

                                   DEPOSITARY:

                     American Stock Transfer & Trust Company

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By Mail:                                  Overnight Courier:                      In Person By Hand Only:
  American Stock Transfer & Trust Co.      American Stock Transfer & Trust Co.     American Stock Transfer & Trust Co.
    Attn: Reorganization Department          Attn: Reorganization Department         Attn: Reorganization Department
      59 Maiden Lane - Plaza Level             59 Maiden Lane - Plaza Level            59 Maiden Lane - Plaza Level
           New York, NY 10038                       New York, NY 10038                      New York, NY 10038
----------------------------------------------------------------------------------------------------------------------
By Facsimile Transmission:                Confirm Facsimile Transmission:
(for Eligible Institutions only)          By telephone:

             (718) 234-5001                           (718) 234-5001
----------------------------------------------------------------------------------------------------------------------

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to Forever Enterprises, Inc. at the price of $10 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 7, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged, Shares of common stock of Forever Enterprises, Inc. (the "Shares"), pursuant to the guaranteed delivery procedure set forth under "Terms of the Offer - Procedure for Tendering Shares" in the Offer to Purchase.

PLEASE CALL THE ALTMAN GROUP, INC., THE INFORMATION AGENT FOR THE OFFER, FOR ASSISTANCE IN COMPLETING THIS FORM AT (201) 460-1200 (TOLL FREE: (800) 467-0802).

Certificate Nos. (if available):________________________________________________

Name(s): _______________________________________________________________________
                                 (Please Print)

Address(es): ___________________________________________________________________

City, State and Zip Code:_______________________________________________________

Area Code and Telephone Number: ________________________________________________

                                    SIGN HERE

                        _________________________________

Dated: _____________________, 2003

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at its address set forth above within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

                   Name of Firm:______________________________

                   Authorized Signature:______________________

                   Address:___________________________________

                   Name:______________________________________

                   Title:_____________________________________

                   Zip Code:__________________________________

                   Area Code and
                   Telephone Number:__________________________

Dated:_____________________, 2003

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.